EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FOR ULTICOM:
Joe Hassett, Senior Vice President
Gregory FCA
877-217-3597
JoeH@GregoryFCA.com

Ulticom Announces Fiscal First Quarter 2010 Results
MT. LAUREL, N.J., June 9, 2010 -- Ulticom, Inc. (the "Company") (NASDAQ: ULCM News) today announced its financial results for its first quarter of fiscal 2010 (three months ended April 30, 2010).

Revenues for the first quarter of fiscal 2010 were $8.4 million, down 27% as compared to $11.6 million for the first quarter of fiscal 2009.  The Company reported a net loss of $1.2 million, or ($0.11) per diluted share, for the first quarter of fiscal 2010, as compared to a net loss of $0.9 million, or ($0.08) per diluted share, for the first quarter of fiscal 2009.  Results for the first quarter of fiscal 2010 and 2009 included $1.2 million and $2.0 million, respectively, of pre-tax costs associated with restatement-related matters, corporate development initiatives, workforce reductions, employee retention and non-cash share-based payment expense.

At April 30, 2010, the Company had $75.4 million in cash, cash equivalents and short-term investments, $87.1 million of working capital, and $91.0 million of shareholders’ equity.

Shawn Osborne, President and Chief Executive Officer, said, “For the quarter, Ulticom saw a decline in deployments of its products as carrier spending for Signalware enabled services continued to slow and certain orders were delayed.  We believe that the majority of these orders will be received in subsequent quarters and that these delays have only affected our near-term revenues.”

Osborne continued, “Despite this challenging telecommunications spending environment, we remain focused on increasing our market share in the components business as well as capitalizing on the demand for more advanced signaling system solutions that are being driven by the growth of voice, data and video services on next generation broadband wireless networks.”

Conference Call
The Company will host a conference today at 4:30 PM local time to discuss these results and its outlook for 2010 and to hold a question and answer session.  Please use the following dial in number to register your name and company affiliation for the conference call: 800-289-0468. The conference ID# is 4007572. The call will also be carried live on the Investor Relations page of the Company web site at www.ulticom.com and will be available for 90 days.

About Ulticom, Inc.
Ulticom provides service essential signaling component and system solutions for wireless, wireline, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy broadband mobile access, multimedia transport control, subscriber data management and enhanced communication services. Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia.

Note:This Press Release contains “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements relating to the Company’s future business performance.  Important factors that could cause actual results to differ materially include those  risks described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 20, 2010 and the Company’s ability to realize revenue from orders that it believes have been delayed.  The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required by the federal securities laws.

Financial Highlights

Financial highlights at and for the three months ended April 30, 2010 appear below, including comparative amounts for the first quarter of fiscal year 2009. Readers are encouraged to review the Quarterly Report on Form 10-Q for the first quarter of fiscal 2010 filed today, in particular the Condensed Consolidated Financial Statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

ULTICOM, INC. AND SUBSIDIARIES
 CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
 (In thousands)

	January 31,	April 30,
	2010	2010
ASSETS
Current Assets:
Cash and cash equivalents	$13,190	$20,250
Short-term investments	65,087	55,184
Accounts receivable, net	10,657	10,347
Inventories	1,019	1,526
Prepaid expenses and other current assets	7,444	9,060
Total current assets	97,397	96,367
Property and equipment, net	1,872	1,687
Other assets	1,411	1,407
Deferred income taxes	6,377	6,051
Total assets	$107,057	$105,512

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$6,598	$4,715
Deferred revenue	2,945	4,516
Total current liabilities	9,543	9,231
Long-term Liabilities:
Deferred revenue	3,682	3,628
Unrecognized income tax benefits	1,640	1,661
Other long-term liabilities	35	-
Total long-term liabilities	5,357	5,289
Total shareholders’ equity	92,157	90,992
Total liabilities and shareholders’ equity	$107,057	$105,512

Financial Highlights, continued

ULTICOM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three months ended
	April 30,	April 30,
	2009	2010
Revenues	$11,556	$8,386
Cost of revenues	3,018	2,583
Gross profit	8,538	5,803

Operating expenses:
Research and development	3,490	3,046
Selling, general and administrative	7,345	5,900

Loss from operations	(2,297)	(3,143)
Interest and other income, net	853	372

Loss before income taxes	(1,444)	(2,771)
Income tax benefit	(533)	(1,531)
Net loss	$(911)	$(1,240)

Loss per share:
Basic	$(0.08)	$(0.11)
Diluted	$(0.08)	$(0.11)

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